Exhibit 10.4

The Traxis Group B.V.

c/o Cerberus Capital Management L.P.

875 Third Avenue

New York, NY 10022

September 21, 2014

Hennessy Capital Partners I LLC

c/o Hennessy Capital LLC

10 South Wacker Drive

Suite 3175

Attention: Daniel J. Hennessy

Re: Hennessy Capital Acquisition Corp. Directors

Dear Mr. Hennessy:

Concurrently with this letter, The Traxis Group B.V., a limited liability company existing under the laws of the Netherlands (“Seller”), is entering into that certain Purchase Agreement, dated as of the date hereof (as it may be amended, the “Purchase Agreement”), with Hennessy Capital Acquisition Corp., a Delaware corporation (“Purchaser”). The Purchase Agreement provides that at the closing of the transactions contemplated by the Purchase Agreement, Purchaser’s certificate of incorporation will be amended and restated to, among other things, provide that Purchaser’s directors can be removed with or without cause by the stockholders. Any capitalized term used but not defined herein will have the meaning ascribed to such term in the Purchase Agreement.

As inducement to Hennessy Capital Partners I LLC (“Hennessy”) to approve the Purchase Agreement on behalf of Purchaser, Seller hereby acknowledges and agrees that from and after the Closing through the 2017 annual meeting of stockholders of Purchaser (or any successor to Purchaser), it will not, and will cause its Affiliates to not, vote or provide consent, directly or indirectly, to remove, Daniel Hennessy or Kevin Charlton as directors of Purchaser (or any successor to Purchaser) without cause.

Seller further agrees that, from and after the Closing through the 2017 annual meeting of stockholders of Purchaser (or any successor to Purchaser), it shall be a condition precedent to any transfer, sale or other disposition to any Affiliate of Seller of shares of Purchase Price Common Stock received by Seller pursuant to the Purchase Agreement that such Affiliate agrees to be bound by the restrictions set forth herein.

This letter shall be governed by and construed under the laws of the State of Delaware without giving effect to any conflict of law provisions.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Sincerely, The Traxis Group B.V.

By:	/s/ Dev Kapadia
Name:	Dev Kapadia
Title:	Managing Director

Acknowledged and agreed, effective as of the date first set forth above: Hennessy Capital Partners I LLC

By:	Hennessy Capital LLC, its managing member

By:	/s/ Daniel J. Hennessy
Name:	Daniel J. Hennessy
Title:	Managing Member

[Signature Page to Hennessy Director Letter]